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                                                                  EXHIBIT 10.19c

TRANSLATION FROM GERMAN ORIGINAL


                       tkgo2 as amended on April 10, 1995

                               Rules of procedure
                                       of
                       Telekabel Wien Gesellschaft m.b.H.

I. These Rules of Procedure are issued on the basis of a unanimous resolution of the shareholders of Telekabel Wien GmbH (hereinafter referred to as "Telekabel") and may be amended only upon a unanimous shareholders' resolution.

The current shareholders of Telekabel are obligated to impose the contents of these Rules of Procedure on their legal successors and to ensure that any new shareholders admitted to the company shall acknowledge these Rules of Procedure. The admission of new shareholders shall depend on such declaration of acceptance.

These Rules of Procedure shall survive any change of the legal form of Telekabel.

II.      The bases of these Rules of Procedure include, without limitation,

 .        the Agreement in Principle entered into by and between Kabel TV Wien
         GmbH ("KTV") and Osterreichische Philips Industrie GmbH ("OPHI") dated November 30, 1977,
 .        the Agreement entered into by and between KTV Wien GmbH and Telekabel
         Wien GmbH on the scope of duties of the managing director to be delegated to the management of Telekabel by KTV, dated November 30,
         1993,
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 .        the memorandum ("Gedachtnisnotiz") on the Agreement entered into by and between KTV and Telekabel on the Vienna cable text, dated December 14, 1993,
 .        today's Syndicate Agreement,
 .        The programs contained in this basic package and the respective applicable subscriber fees may only be modified unanimously, pursuant to item I.1.)g) of the Syndicate Agreement,
 .        the Agreement between Kabel TV Wien GmbH and Telekabel Wien GmbH, dated
         November 30, 1977.

III. Based on the Agreements set forth in item II, the management duties shall be distributed as follows among the managing directors of Telekabel:

         1. The managing director delegated by KTV is entitled and obligated to safeguard the interests of the shareholder KTV. Within that framework, the duties of that managing director shall include, without limitation, his/her participation in any and all management matters in connection with the provision of the programs (including pay-TV) as well as the further development of the cable network. The program shall include any and all interactive services directed to the public. In this connection, all managing directors have to agree unanimously on the introduction and implementation of such services so that an individual managing director cannot be outvoted. The managing director delegated by KTV shall not unreasonably withhold his/her general consent to the introduction and implementation of such services.

         This participation shall include, but not be limited to, participation in the following fields: (examples only)
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         a)   calculation of subscription fees
         b)   laying of cables in the territory
         c)   telecommunications permits
         d)   rights of way
         e) assistance with the laying of cables in buildings owned by the City of Vienna and its associated companies

         2. The managing director Finance/Administration shall be responsible for active and passive financing, accounting and controlling, taxes, human resources and commercial data processing.

         3. The spokesperson (chairperson) of the management shall be responsible for all business areas. Besides the general management of the company, he/she shall be responsible in particular for all commercial and technical matters, including strategic development, technology, installation of networks, purchase, marketing and sales plus advertising.

IV. If the managing directors fail to reach agreement on any matter, reference shall be made to the Syndicate Agreement.

V. These Rules of Procedure shall be valid for the term of the Syndicate Agreement.

Vienna, this ____________

Osterreichische Philips Industrie              Kabel-TV Wien
Gesellschaft m.b.H.                            Gesellschaft m.b.H.
2 illegible signatures m.p.                    2 illegible signatures m.p.


Cable Networks Austria Holding B.V.
illegible signature m.p.